SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.


FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 12


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                        $ 13,255
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                         $ 3,392
        Class C                                         $ 3,058
        Class R                                           $ 499
        Institutional Class                                 $ -

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                          0.3736
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                          0.2806
        Class C                                          0.2806
        Class R                                          0.3426
        Institutional Class                              0.4071

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                          37,805
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                          12,633
        Class C                                          11,496
        Class R                                           1,568
        Institutional Class                                1.00

74V.  1  Net asset value per share (to nearest cent)
        Class A                                          $12.35
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                          $12.27
        Class C                                          $12.27
        Class R                                          $12.33
        Institutional Class                              $12.39